UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2008

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 29, 2008, Delphax Technologies Inc. with its lender, Harland Clarke Corp., signed a Letter Agreement amending its senior credit agreements. The amendment modifies the existing covenant in the Credit Agreement concerning required excess borrowing base availability to reduce by $500,000 until November 30, 2008 the excess borrowing base availability that the Company is required to maintain. This has the effect of increasing by $500,000 the amount that the Company may borrow. The agreed sole purpose of the change is to faciliate fulfillment of the $5.4 million Harland Clarke purchase order for consummable supplies and equipment parts, previously disclosed on Current Report on Form 8-K, dated August 29, 2008.
The foregoing brief summary of the amendment is not intended to be complete and is qualified in its entirety by reference to the Letter Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

The following document is filed as an Exhibit to this Report:
10.1 Letter Agreement - Credit and Security Agreement between Delphax Technologies Inc. ("Borrower"), and Harland Clarke Corp., as successor to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Lender"), dated September 10, 2007, as amended by a First Amendment to Credit and Security Agreement dated as of February 15, 2008 and a Second Amendment to Credit and Security Agreement dated as of June 30, 2008 (as amended from time to time, the "Credit Agreement")

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: October 02, 2008	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement - Credit and Security Agreement between Delphax Technologies Inc. ("Borrower") and Harland Clarke Corp. ("Lender")